SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 16, 2001
Date of Report (Date of earliest event reported)

Natural Alternatives International, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of Incorporation)	33-2432-D (Commission File Number)	84-1007839 (I.R.S. Employer Identification No.)

1185 Linda Vista Drive, San Marcos, California 92069
(Address of Principal Executive Offices) (Zip Code)

(760) 744-7340
(Registrant’s Telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 4. Changes In Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
Signatures
Exhibit 16.1

Item 4. Changes In Registrant’s Certifying Accountant

(b) On May 16, 2001, the Board of Directors of the Company notified KPMG LLP (“KPMG”) that their appointment as independent auditors has been terminated effective May 16, 2001.

      The reports of KPMG on the Company’s financial statements for the fiscal years ended June 30, 1999 and June 30, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company’s financial statements for the fiscal years ended June 30, 1999 and June 30, 2000, and in the subsequent interim period through March 31, 2001, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The Company provided KPMG with a copy of this disclosure and requested KPMG to furnish it with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated May 24, 2001 is filed as Exhibit 16.1 to this Form 8-K.

(c) The Registrant engaged the accounting firm of Ernst & Young LLP (“Ernst & Young”), on May 21, 2001, as the independent auditors to audit the Registrant’s financial statements. Neither the Registrant nor anyone acting on its behalf has previously

2 of 3

consulted Ernst & Young for any purpose, within the last two most recent fiscal years or any subsequent interim period.

Item 7. Financial Statements and Exhibits

(c) Exhibit 16.1 Letter from KPMG to the Securities Exchange Commission dated May 24, 2001.

Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc. a Delaware corporation

DATE: May 24, 2001	By:	/s/ Mark A. LeDoux

Mark A. LeDoux, President and CEO

3 of 3